Exhibit 3.4


                           KATTEN MUCHIN ROSENMAN LLP
                               575 MADISON AVENUE
                                NEW YORK NY 10022

                                 January 3, 2006


The Bank of New York, As Trustee
Van Kampen Unit Trusts, Series 542
2 Hanson Place, 12th Floor
Brooklyn, NY 11217


Ladies and Gentlemen:


         We are acting as your counsel in connection with the execution and delivery by you of a certain Trust Agreement, dated as of today (the "Indenture"), among Van Kampen Funds Inc. (the "Depositor"), Van Kampen Asset Management as supervisory servicer for the Fund (the "Supervisory Servicer") and you, as Trustee, establishing Van Kampen Unit Trusts, Series 542 (the "Fund"), consisting of EAFE Select 20 Portfolio 2006-1, Select 5 Industrial Portfolio 2006-1, Global 45 Dividend Strategy Portfolio 2006-1, Select S&P Core Portfolio 2006-1, Select S&P Industrial Portfolio 2006-1, Nasdaq Select 10 Portfolio 2006-1, Select 10 Industrial Portfolio 2006-1, The Dow Contrarian Strategy Portfolio 2006-1, The Dow Jones Select Dividend Index Strategy Portfolio 2006-1 and S&P PowerPicks Portfolio 2006-1 (individually the "Trust"), and the execution by you, as Trustee under the Indenture, of a certificate or certificates evidencing ownership of all of the units of fractional undivided interests (such certificate or certificates and such units being herein respectively called "Certificates" and "Units") in each Trust, as set forth in the prospectus, dated today, for filing as an amendment to the registration statement heretofore filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (respectively the "Prospectus" and the "Registration Statement"), relating to the Fund (File Number 333-129459). Each Trust consists of the securities set forth in the Prospectus including delivery statements relating to contracts for the purchase of certain securities not yet delivered and cash, cash equivalents, an irrevocable letter of credit, or a combination thereof, in the amount required to pay for such purchase upon the receipt of such securities) defined in the Indenture as "Securities" and listed in Schedule A to the Indenture (such securities, delivery statements and cash, cash equivalents or letter of credit being herein called the "Underlying Securities").

         We have examined the Indenture, specimen Certificates and originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates and documents, as we have deemed necessary or appropriate for the purpose of rendering this opinion letter. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to any facts material to this opinion letter, we have, when relevant facts were not independently established, relied upon the aforesaid instruments, certificates and documents.

         Based on the foregoing, we are of the opinion that:

               1. The Bank of New York is a corporation organized under the laws of the State of New York with the powers of a trust company under the Banking Law of the State of New York.

               2. The execution of the Indenture is within the authorization of the executing officers of The Bank of New York.

               3. The Indenture is in proper form for execution and delivery by you as Trustee.

               4. The Certificates are in proper form for execution and delivery by you as Trustee.

               5. Upon receipt by you of the Underlying Securities you may properly execute Certificates or statements evidencing ownership of the Units, registered in the name of the Depositor, and upon receipt of advice of the effectiveness of the Registration Statement, you may deliver such
                    Certificates or statements to or upon the order of the Depositor as provided in the Closing Memorandum being executed and delivered today by the parties to the Indenture.

               6. You as Trustee may lawfully, under the Banking Law of the State of New York, advance to each Trust such amounts as may be necessary to provide periodic distributions or payment of expenses for the Trust, and be reimbursed without interest for any such advance from funds in the income or capital account for the Trust on the ensuing record date or as otherwise provided in the Indenture.

         In rendering the foregoing opinions we have not considered, among other things, whether the Underlying Securities have been duly authorized and delivered and are fully paid for and non-assessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name and the reference to our firm in the Registration Statement and in the Prospectus.



                                                  Very truly yours,

                                                  /s/ Katten Muchin Rosenman LLP
                                                  ------------------------------
                                                      Katten Muchin Rosenman LLP